UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Thursday, December 7, 2023, Zymeworks Inc. (the “Company”), held its 2023 annual meeting of stockholders (the “Annual Meeting”) at 9:00 a.m. Pacific Time, at the Fairmont Pacific Rim, Emerald A, 1038 Canada Pl, Vancouver, BC V6C 0B9. As of the close of business on October 11, 2023, the record date for the Annual Meeting, there were 67,922,559 shares of common stock entitled to vote at the meeting and 651,219 exchangeable shares of Zymeworks ExchangeCo Ltd., a company existing under the laws of the Province of British Columbia and an indirect subsidiary of the Company (“ExchangeCo”), entitled to exercise voting rights at the meeting. 53,416,398 shares of common stock and 14,834 exchangeable shares were present in person or by proxy at the Annual Meeting, representing approximately 78.64% of the Company’s common stock and 2.28% of ExchangeCo’s exchangeable shares entitled to vote at the Annual Meeting, and together representing 77.92% of the voting power of the capital stock of the Company, which constituted a quorum for the transaction of business.

Set forth below are the matters acted upon by the Company’s stockholders and holders of exchangeable shares (collectively, the “securityholders”) at the Annual Meeting, and the final voting results on each matter. Each of the proposals are described in further detail in the Company’s definitive proxy statement dated October 26, 2023, filed with the Securities and Exchange Commission on October 26, 2023.

Proposal 1 – Election of Directors

1.	The following nominees were elected as directors to serve until their term expires or until their successors are duly elected or appointed.

Nominee	Votes For	% Votes For	Votes Withheld	% Votes Withheld	Broker Non- Votes
Nancy Davidson	48,316,787	98.04%	964,636	1.96%	4,149,809
Derek Miller	46,824,107	95.01%	2,457,316	4.99%	4,149,809
Hollings C. Renton	38,415,977	77.95%	10,865,446	22.05%	4,149,809

Proposal 2 – Advisory Vote on the Compensation of Named Executive Officers

2.	The securityholders approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers. There were 4,149,809 broker non-votes for this proposal.

Votes For	% Votes For	Votes Against	% Votes Against	Votes Abstaining	% Votes Abstaining
36,821,646	74.71%	12,028,369	24.41%	431,408	0.88%

Proposal 3 – Ratification of Appointment of Auditor

3.

The securityholders ratified the appointment of KPMG LLP, chartered professional accountants, as the Company’s auditors for the year ending December 31, 2023. There were 0 broker non-votes for this proposal.

Votes For	% Votes For	Votes Against	% Votes Against	Votes Abstaining	% Votes Abstaining
51,687,701	96.74%	1,319,072	2.47%	424,459	0.79%

Item 8.01 Other Events.

Committee Composition

As previously reported on a Current Report on Form 8-K filed on October 16, 2023, Ms. Lota Zoth decided not to stand for re-election to the Board of Directors (the “Board”) of the Company at the Annual Meeting. Following the departure of Ms. Zoth and the election of Dr. Nancy Davidson, and effective immediately following the conclusion of the Annual Meeting, Dr. Susan Mahony was appointed as the Board’s lead independent director, and the composition of the committees of the Board were revised as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Carlos Campoy (Chair)	Hollings Renton (Chair)	Kenneth Hillan (Chair)	Kelvin Neu (Chair)
Troy Cox	Susan Mahony	Carlos Campoy	Kenneth Hillan
Derek Miller	Nancy Davidson	Derek Miller	Nancy Davidson

Non-Employee Director Compensation Policy

On December 6, 2023, the Board, upon recommendation from the compensation committee of the Board following its annual assessment of the Board’s compensation program, approved the following changes to the cash and equity compensation of non-employee directors (as amended, the “Amended and Restated Director Compensation Policy”), which changes adjust the Board’s compensation program to more closely align with the non-employee director compensation practices of the Company’s peer group:

•

Beginning January 1, 2024, the annual cash retainer fee for service as chair of the audit committee will be increased from $15,000 to $20,000, the annual cash retainer fee for service as a member of the audit committee will be increased from $7,500 to $10,000, the annual cash retainer fee for service as chair of the compensation committee will be increased from $12,000 to $15,000, the annual cash retainer fee for service as a member of the compensation committee will be increased from $6,000 to $7,500, the annual cash retainer fee for service as chair of the nominating and corporate governance committee will be increased from $8,500 to $10,000, the annual cash retainer fee for service as a member of the nominating and corporate governance committee will be increased from $4,250 to $5,000;

•

Effective immediately, the initial option grants for new non-employee directors, to be granted on or about the time of the director joining the Board, was changed from options to purchase 50,000 shares of Company common stock to 74,000 shares, with the vesting schedule remaining as 1/36th of the shares subject to the option vesting on each monthly anniversary of the grant date, subject to the optionee’s continued service; and

•

Effective immediately, the annual equity grant to continuing non-employee directors, to be granted at or about the time of our annual meeting of stockholders, was changed from options to purchase 25,000 shares of Company common stock to 37,000 shares, with the vesting schedule remaining 100% of the shares subject to the option vesting on the date of the next year’s annual meeting of stockholders, subject to the optionee’s continued service through such date.

As a result of the foregoing amendments, the Amended and Restated Director Compensation Policy provides for the following cash and equity compensation to our non-employee directors:

Cash Compensation:

Effective January 1, 2024
Amount ($)
Board of Directors:
Member	40,000
Lead Independent Director	65,000
Audit Committee:
Member	10,000
Chair	20,000
Compensation Committee:
Member	7,500
Chair	15,000
Nominating and Corporate Governance Committee:
Member	5,000
Chair	10,000
Research and Development Committee:
Member	6,000
Chair	15,000

Equity Compensation:

Non-employee directors will be granted an initial option grant to purchase 74,000 shares of common stock, to be granted on or about the time such director joins the Board, with a vesting schedule of 1/36th of the options vesting on each monthly anniversary of the grant date, subject to the optionee’s continued service through such date.

In addition, non-employee directors will be granted an annual option grant to purchase 37,000 shares of common stock, to be granted at or about the time of the Company’s annual meeting of stockholders, with a vesting schedule of 100% of the options vesting on the date of the next year’s annual meeting of stockholders, subject to the optionee’s continued service through such date.

Upon cessation of a non-employee director’s continued service, each outstanding stock option held by such director is subject to (i) full acceleration of vesting of options granted as annual equity awards in connection with the Company’s 2022 annual meeting of stockholders for directors departing on or after May 24, 2023 and at or prior to the Annual Meeting and (ii) pro rata acceleration of vesting of options granted as annual equity awards in connection with the Annual Meeting for directors departing after the Annual Meeting, but at or before the Company’s 2024 annual meeting of stockholders, with the pro rata acceleration determined based on the number of full or partial months served as a non-employee director on and after the Annual Meeting date.

In addition, the post-termination exercise period for vested options held by departing directors is extended to three years following the director’s cessation of service (or, if earlier, upon the expiration of the option).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: December 8, 2023	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair of the Board of Directors and Chief Executive Officer

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